WAIVER AND AMENDMENT NO. 6 TO THE LOAN AGREEMENT

                     THIS WAIVER AND AMENDMENT NO. 6 TO THE LOAN AGREEMENT is made as of August 28, 2002 (this "Agreement") by and among RECOTON CORPORATION, a New York corporation ("Recoton"), INTERACT ACCESSORIES, INC., a Delaware corporation ("InterAct"), RECOTON AUDIO CORPORATION, a Delaware corporation ("Audio"), AAMP OF FLORIDA, INC., a Florida corporation ("AAMP"), RECOTON HOME AUDIO, INC., a California corporation ("RHAI"), RECOTON ACCESSORIES, INC., a Delaware corporation ("Recoton Accessories") and RECOTON MOBILE ELECTRONICS, INC., a Delaware corporation ("Mobile Electronics" and together with Recoton, InterAct, Audio, AAMP, RHAI and Recoton Accessories collectively, the "Borrowers"), the Guarantors (the Borrowers and the Guarantors are sometimes collectively referred to herein as the "Loan Parties"), the Lenders, HELLER FINANCIAL, INC., a Delaware corporation, for itself as a Lender and as Administrative Agent and Senior Agent and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation for itself as a Lender and as Collateral Agent and Syndication Agent (the Administrative Agent, Senior Agent, Collateral Agent and Syndication Agent are sometimes referred to herein as the "Agents") and is made with reference to the Loan Agreement dated as of October 31, 2000 (as amended by the (i) Consent and Amendment No. 1 to the Credit Agreement and Amendment No. 1 to the Security Agreement, dated as of February 7, 2001, (ii) Amendment No. 2 to the Credit Agreement, dated as of May 10, 2001, (iii) Consent and Amendment No. 3 to the Loan Agreement, Amendment No. 2 to the Security Agreement and Amendment No. 1 to the Pledge Agreement, dated as of July 3, 2001, (iv) Fourth Amendment to Loan Agreement, dated as of February 26, 2002, and (v) Waiver, Consent and Amendment No. 5 to the Loan Agreement, dated as of March 29, 2002, as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), among the Borrowers, the Guarantors, the Lenders and the Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

R E C I T A L S:

                     WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents have entered into the Loan Agreement;

                     WHEREAS, the Lenders have made Loans to the Borrowers pursuant to the terms of the Loan Agreement;

                     WHEREAS, the Borrowers expressly reaffirm all of the Loan Documents and the debt and other obligations thereunder, the Borrowers agree that nothing contained herein shall operate to release the Borrowers or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Loan Documents, except as may be herein modified, and the Borrowers hereby reaffirm that each and every provision, condition, obligation and agreement in such documents shall continue in full force and effect, except as may be herein modified;

                     WHEREAS, the validity, priority and perfection of all mortgages, security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed by the Borrowers, and the Borrowers agree that such documents shall continue to secure the Loans and the other Obligations, as may be amended by this Agreement, without any change, loss or impairment of the priority of such mortgages, security interests or other liens;

                     WHEREAS, the Borrowers have requested that the Lenders agree to amend and waive certain provisions of the Loan Agreement; and

                     WHEREAS, the Lenders have agreed to amend and waive certain provisions of the Loan Agreement as specifically set forth herein;

                     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                     Section 1. Limited Waivers. (a) The Borrowers acknowledge and agree that (i) certain Events of Default have occurred under the Loan Agreement as a result of the Borrowers' failure, (A) as of June 30, 2002, to comply with the covenants set forth in Section 6 (Financial Covenants) of the Loan Agreement and in the Financial Covenants Rider to the Loan Agreement; and (B) as of the date of this Agreement, (x) to make the payments required under Section 2.4(B)(1) of the Loan Agreement, (y) to pay interest due on the Subordinated Debt, and (z) to provide in a timely manner certain information required under Section (B) and Section (E), respectively, of the Reporting Rider to the Loan Agreement, (each an "Existing Default" and collectively, the "Existing Defaults") and (ii) certain Events of Default will probably occur under the Loan Agreement as a result of the anticipated failure of the Borrowers to comply with the covenants set forth in Section 5.11 (Required Minimum Excess Availability) of the Loan Agreement, Section 6 (Financial Covenants) of the Loan Agreement and in Section A (Consolidated Tangible Net Worth), Section B (Minimum EBITDA), Section D (Fixed Charges Coverage) and Section E (Minimum InterAct EBITDA) of the Financial Covenants Rider to the Loan Agreement, as of September 30, 2002 (the "Expected Defaults").

                     (b) Subject to the terms of this Agreement, effective as of the Effective Date (as defined herein), the Administrative Agent and the Lenders hereby waive the Existing Defaults and the Expected Defaults, as in effect prior to giving effect to this Agreement.

                     The foregoing limited waivers shall not apply to any other provisions of the Loan Agreement or any other periods.

                     Section 2. Certain Amendments to the Loan Agreement. Except as otherwise provided for herein, effective as of the Effective Date (as defined herein), the Loan Agreement is hereby amended as follows:

                               (a) Section 2.1((B) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Revolving Loan. Each Revolving Loan Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed (i) $170,000,000 for the period beginning on August 19, 2002 and ending on August 30, 2002, (ii) $165,000,000 for the period beginning on August 31, 2002 and ending on September 15, 2002 and (iii) $150,000,000 for the period beginning on September 16, 2002 and at all times thereafter as reduced by subsections 2.4(B)(5), 2.4(B)(6) and 2.4(C). Subject to the provisions of the immediately preceding sentence, amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as provided in subsections 2.4(A) and 9.9, no Revolving Loan Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.";

                               (b) The definition of "Borrowing Base" in Section 2.1(B)(2) of the Loan Agreement is hereby amended and restated in its entirety as follows:

""Borrowing Base" means, as of any date of determination, an amount equal to the sum of, in each case, less reserves, such reserves including, but not limited to, the Dilution Reserve and those reserves set forth in Exhibit B-2, as Administrative Agent, in its reasonable credit judgment elects to establish unless otherwise directed by the Requisite Lenders: (a) up to 80% of Eligible Accounts, (b) up to, the lesser of, 65% of Eligible Inventory or (i) 100% of the Appraised Value of Eligible Inventory for the period between August 19, 2002 through September 29, 2002; (ii) 95% of the Appraised Value of Eligible Inventory for the period between September 30, 2002 through October 30, 2002; (iii) 90% of the Appraised Value of Eligible Inventory for the period between October 31, 2002 through November 29, 2002; and (iv) 85% of the Appraised Value of Eligible Inventory for the period between November 30, 2002 and at all times thereafter; (c) up to 65% of Letter of Credit Inventory (as defined below), (d) up to an additional 5% of each of Eligible Inventory and Letter of Credit Inventory during the "In-Season Period" (as defined below) and (e) 100% of the letter of credit, if any, provided by Recoton Germany as set forth in subsection 5.12, less the Required Minimum Excess Availability amount of $6,000,000, plus the Permitted Overadvance; provided that Administrative Agent, in its reasonable credit judgment, can decrease the advance rates from time to time, and provided further that notwithstanding the foregoing, in no event shall, at any time (i) the aggregate borrowing availability against (b), (c) and (d) in this subsection 2.1B(2) exceed (x) $100,000,000 for the period beginning on the Effective Date and ending on September 29, 2002, (y) $90,000,000 for the period beginning on September 30, 2002 and ending on October 30, 2002 and (z) $80,000,000 for the period beginning on October 31, 2002 and at all times thereafter and (ii) the borrowing availability against (d) in this subsection 2.1B(2), exceed $10,000,000.";

                               (c) The chart included in Section 2.2(A) of the Loan Agreement is hereby amended and restated in its entirety as follows:

Loan Type	Base Rate Plus	LIBOR Plus
Revolver	3.25%	2.75%
Term Loan A	3.50%	3.00%
Term Loan B	5.50%	5.00%
Term Loan C	3.00%	N/A

                               (d) Section 2.3(B) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Letter of Credit Fees. Borrowers shall pay to Administrative Agent a fee with respect to the Lender Letters of Credit for the benefit of Revolving Loan Lenders in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by 4.0% per annum. Such fee will be calculated on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month. Borrowers shall also reimburse Administrative Agent for any and all fees and expenses, if any, paid by Administrative Agent or any Revolving Loan Lender to the issuer of any Bank Letter of Credit."

                               (e) Section 2.3(C) of the Loan Agreement is hereby amended by (i) deleting the comma at the end of the proviso in subsection (a) thereof and inserting the word "or" immediately after the word "borrowing" and (ii) deleting the phrase "or (c) the proceeds of the InterAct International IPO" in its entirety;

                               (f) Section 2.4(B)(6) of the Loan Agreement is hereby deleted in its entirety and substituted with the following:

"Prepayments from Proceeds of the sale of InterAct International and any other Non-Strategic Asset. Immediately upon receipt by Borrowers of the Net Proceeds of the sale of each of, the stock or assets of InterAct International (and any Subsidiary thereof) and any other Non-Strategic Asset, such Net Proceeds shall be applied (i) to prepay the outstanding Revolving Loan to the extent of the amount of Borrowing Base availability generated from the sale of such assets (with a corresponding permanent reduction in the Revolving Loan Commitment by an equal amount), (ii) to prepay the outstanding Revolving Loan and to permanently reduce the Permitted Overadvance (with a corresponding permanent reduction in the Revolving Loan Commitment by an equal amount), and (iii) in the order set forth under subsection 2.4(B)(2). To the extent there is any additional amount (the "Surplus"), following application by the Borrowers of the proceeds from the sale of each of, the stock or assets of InterAct International (and any Subsidiary thereof) and any other Non-Strategic Asset in the order set forth under items (i) and (ii) in the immediately preceding sentence and so long as there is no Default or Event of Default, an amount equal to 85% of the Surplus shall be applied in the order set forth under subsection 2.4(B)(2) and an amount equal to 15% of the Surplus shall be applied in payment of the Revolving Loan without permanently reducing the Revolving Loan Commitment. After the consummation of each asset sale contemplated in this subsection 2.4(B)(6) and after giving effect to the mandatory prepayments hereunder, the Borrowers shall deliver a certificate to the Administrative Agent showing in reasonable detail the Borrowers' compliance with the provisions of this subsection 2.4(B)(6).";

                               (g) Each of Section A (Consolidated Tangible Net Worth), Section B (Minimum EBITDA), Section D (Fixed Charges Coverage) and Section E (Minimum InterAct EBITDA) of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated in its entirety as follows:

"A. Consolidated Tangible Net Worth. Recoton and its Subsidiaries shall attain a Consolidated Tangible Net Worth in the amounts set forth below at the end of each quarter of a Fiscal Year set forth below:
               Fiscal Quarter Ending                   Amount
               ---------------------                   ------
               December 31, 2000                  $76,500,000
               March 31, 2001                     $74,900,000
               June 30, 2001                      $73,800,000
               September 30, 2001                 $76,100,000
               December 31, 2001                  $76,300,000
               March 31, 2002                     $71,100,000
               June 30, 2002                      $72,100,000
               September 30, 2002                 $73,100,000
               December 31, 2002                  $52,000,000
               March 31, 2003                     $49,000,000
               June 30, 2003                      $45,000,000
B. Minimum EBITDA. Recoton and its Subsidiaries, on a consolidated basis, shall attain a minimum EBITDA in the amounts set forth below for each quarter of a Fiscal Year and for any trailing four quarters period ending on the last day of each quarter during the periods set forth below:
                                    Amount for         Amount for Trailing
          Fiscal Quarter Ending     Fiscal Quarter     Four Quarters
          ---------------------     --------------     -------------
          December 31, 2000         $21,000,000        $45,000,000
          March 31, 2001            $ 3,500,000        $41,500,000
          June 30, 2001             $ 6,000,000        $40,500,000
          September 30, 2001        $12,250,000        $43,500,000
          December 31, 2001         $10,400,000        $33,800,000
          March 31, 2002            $ 2,750,000        $30,050,000
          June 30, 2002             $10,100,000        $33,875,000
          September 30, 2002        $11,325,000        $34,600,000
          December 31, 2002         $15,600,000        $26,400,000
          March 31, 2003            $ 4,500,000        $28,000,000
          June 30, 2003             $ 2,000,000        $28,000,000
Notwithstanding anything to the contrary contained herein, if the actual result for an individual Fiscal Quarter ending March 31, June 30, or September 30 does not meet the required minimum for such Fiscal Quarter but the Fiscal Year-To-Date EBITDA results as of the Fiscal Quarter then ended meets or exceeds the required minimum EBITDA for the Fiscal Year-To-Date including that same period, as outlined above, the Borrowers will remain in compliance with respect to the column headed "Amount For Fiscal Quarter". Under no circumstance, however, shall Recoton and its Subsidiaries, on a consolidated basis, fail to attain a minimum EBITDA of $21,000,000 for Fiscal Quarter ending December 31, 2000, $10,400,000 for Fiscal Quarter ending December 31, 2001 and $15,600,000 for Fiscal Quarter ending December 31, 2002.

D. Fixed Charges Coverage. Recoton and its Subsidiaries, on a consolidated basis, shall not permit the Fixed Charges Coverage for any period ending on the last day of each quarter during the periods set forth below to be less than the amount set forth below for such periods:
                                                  Ratio for Trailing
               Fiscal Quarter Ending              Four Quarter Period
               ---------------------              -------------------
               December 31, 2000                      1.0  to 1.0
               March 31, 2001                         1.0  to 1.0
               June 30, 2001                          1.0  to 1.0
               September 30, 2001                     1.0  to 1.0
               December 31, 2001                      0.71 to 1.0
               March 31, 2002                         0.65 to 1.0
               June 30, 2002                          0.77 to 1.0
               September 30, 2002                     0.8  to 1.0
               December 31, 2002                      0.56 to 1.0
               March 31, 2003                         0.60 to 1.0
               June 30, 2003                          0.74 to 1.0
E. Minimum InterAct EBITDA. InterAct International and its Subsidiaries on a consolidated basis, shall attain at all times a minimum InterAct EBITDA in the amounts set forth below for each period ending on the date set forth below:
          Period                                       Amount for Period
          ------                                       -----------------
          January 1, 2002 - March 31, 2002              $ (4,750,000)
          January 1, 2002 - June 30, 2002               $ (2,600,000)
          January 1, 2002 - September 30, 2002          $   (100,000)";

                               (h) Section 7.3(A) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or the assets of such Person, except that Borrowers and their Subsidiaries may (i) sell or otherwise dispose of Inventory in the ordinary course of business; (ii) sell, transfer or discount without recourse, in the ordinary course of business, accounts receivables arising in the ordinary course of business in connection with the compromise or collection thereof or in connection with the receipt of proceeds under credit insurance; provided, that such proceeds are applied to prepay the Revolving Loans; (iii) sell or otherwise dispose of worn out, obsolete or surplus equipment and fixtures so long as the Net Proceeds are applied to the prepayment of the Obligations as provided in subsection 2.4(B); (iv) subject to the provisions of the Collateral Documents, transfer, sell or assign Collateral or other assets to another Loan Party (including in connection with the dissolution, liquidation or winding up of any Subsidiary set forth on Schedule 7.6); (v) make other Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in one or a series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $1,000,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; provided, that trade-ins for which the cash value of such trade-in is applied against the purchase price of new equipment so purchased shall be deemed to be cash; (4) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, each Borrower is in compliance on a pro forma basis with the covenants set forth in the Financial Covenant Rider recomputed for the most recently ended month for which information is available and showing it will be in compliance as of the date thereof and in the future, and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition; and (vi) subject to the provisions of subsection 7.6, consummate the sale of each of, the stock or assets of InterAct International (and any Subsidiary thereof) and any other Non-Strategic Asset, provided that (i) the sale price for each such sale is acceptable to the Requisite Lenders, and (ii) the Net Proceeds of each such sale shall be applied in accordance with subsection 2.4(B)(6). Notwithstanding anything to the contrary contained herein (x) Recoton shall be permitted to sell its stock (provided that the proceeds thereof shall be applied to the Revolving Loan without reducing the Revolving Loan Commitment) and grant options in accordance with its existing stock option plans and warrants in its reasonable business judgment, (y) InterAct International stock may be issued upon exercise of options previously issued to employees and directors of InterAct International as described in Schedule 11.1(C), and (z) subject to the provisions of the Security Documents any Subsidiary can sell stock to its parent to the extent permitted by 7.4(c), (g), (h) and (i).";

                               (i) Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

"Restriction on Fundamental Changes. (a) Enter into any transaction of merger, amalgamation or consolidation (other than a merger, amalgamation or consolidation among Loan Parties); (b) other than the Subsidiaries set forth in Schedule 7.6, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets (other than the sale of each of, the assets of InterAct International and any of its Subsidiaries and any other Non-Strategic Asset), or the capital stock or other equity interest of any of its Subsidiaries (other than the capital stock of InterAct International and any of its Subsidiaries and the capital stock of any entity constituting a Non-Strategic Asset, if any), whether now owned or hereafter acquired other than pursuant to the establishment of Subsidiaries as described in Schedule 7.11 or the liquidation, winding up or dissolution of the Subsidiaries set forth on Schedule 7.6 (provided that, in connection with the transfer of assets or creation of Subsidiaries in connection with the transactions described on Schedule 7.11, Agents shall have received (a) such amendments and counterparts to the Security Documents, Guaranties and the other Loan Documents as may be requested by Agents to bind newly created Subsidiaries or existing Subsidiaries to the terms of this Agreement and the Related Agreements and the other applicable Loan Documents, (b) copies of organizational documents, resolutions and incumbency certificates of any Persons executing any of the foregoing amendments or counterparts, and such other documents and instruments in connection therewith as may be reasonably requested by Senior Agent, and (c) a favorable opinion of counsel to Loan Parties as to due authorization, execution, and delivery of such amendments or counterparts, the enforceability thereof and such other matters as may be reasonably requested by Agents (including as to the creation and perfection of Liens pursuant to the Security Documents), all of the foregoing in form and substance reasonably satisfactory to Agents); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person; provided, however, that any Subsidiary may be merged, amalgamated or consolidated with or into a Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrowers that are Guarantors (provided that the wholly owned Subsidiary or Subsidiaries that are Guarantors shall be the continuing or surviving corporations). It is understood and agreed that the sale of each of, the stock or assets of InterAct International (and any Subsidiary thereof) and any other Non-Strategic Asset shall be permitted if the following conditions are met:

(i) the Net Proceeds of the sale of each of, the stock or assets of InterAct International (and any of its Subsidiaries) and any other Non-Strategic Asset shall be applied in payment of the Loans pursuant to and, to the extent required by and in accordance with subsection 2.4(B)(6);

(ii) Borrowers shall deliver to the Administrative Agent a certificate showing in reasonable detail compliance with the provisions of subsection 2.4(B)(6) after the sale of each of, the stock or assets of InterAct International (and any of its Subsidiaries) and any other Non-Strategic Asset and immediately after giving effect to the mandatory prepayments under subsection 2.4(B)(6) with respect to each such asset sale; and

(iii) upon the indefeasible payment in full in cash of the Obligations in accordance with subsection 2.4(B)(6), each of InterAct International (and any of its Subsidiaries, as applicable) and the entity or entities constituting a Non-Strategic Asset, if any, will no longer be a Loan Party and the Collateral with respect to each of InterAct International (and any if its Subsidiaries, as applicable) and any such entity or entities shall be released.";

                               (j) Section 8.1(F)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"(iii) Recoton ceases to own, directly or indirectly, 100% of the other Borrowers (other than a Borrower being an entity constituting a Non-Strategic Asset, if any), Recone or the Canadian Subsidiaries other than with respect to options to acquire InterAct International stock";

                               (k) Section 8.1 of the Loan Agreement is hereby amended by (i) deleting the period at the end of paragraph (Z) thereof and substituting therefor a semi-colon and (ii) inserting the following at the end of such section:

"(AA) Financial Committee. Effective as of August 19, 2002, there occurs, for any reason, any alteration of the composition, or reduction of the responsibilities, of the Financial Committee of Recoton's Board by action of the Board, undertaken without the prior written approval of the Administrative Agent.";

                               (l) The last sentence of Section 9.1(H)(1) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"The Lenders hereby authorize Senior Agent to release any Collateral owned by each of InterAct International (and any of its Subsidiaries) and any other entity or entities or asset constituting a Non-Strategic Asset, if any, for purposes of the consummation of the sale of each of, the stock or assets of InterAct International (and any Subsidiary thereof) and any such asset or entity or entities, respectively, in accordance with the terms and conditions under this Agreement.";

                               (m) The following definitions are hereby inserted in Section 11.1 of the Loan Agreement in their appropriate alphabetical order:

""Dilution Percentage" means with respect to any period, the percentage resulting from dividing such period's credits against Eligible Accounts by the sum of such period's cash collections and credits of Eligible Accounts."

""Dilution Reserve" means the Dilution Percentage in excess of 10% multiplied by Eligible Accounts."

""Financial Committee" means, effective as of August 19, 2002, that certain financial committee of Recoton's Board of Directors (the "Board"), consisting of no less than three (3) of the directors of Recoton's Board and comprised only of the then Independent Directors of Recoton's Board and/or of Independent Directors subsequently elected by Recoton's shareholders, which Financial Committee shall be established for the purpose of making all decisions of the Board (to the extent allowed by applicable law) in respect of Recoton's activities (including, without limitation, the independent financial advisor to the Borrowers) with regard to financial matters generally, including, without limitation, activities in relation to (i) any asset sale outside the ordinary course of business, (ii) revisions of cash management procedures and reporting; (iii) the 2002-2003 business plan, (iv) evaluation of appropriate corporate overhead levels, (v) the communication process with the Lenders and the Subordinated Creditors, (vi) refinancing efforts and (vii) the Inventory reduction program, but excluding matters traditionally within the purview of a public company's audit committee and compensation and stock option committees."

""Independent Director" means any individual serving as a member in Recoton's Board of Directors who is not otherwise an employee or an officer of Recoton. As of August 19, 2002 the Independent Directors are: Jerry Kalov, Ann R. Levin, Paul Feffer, Irwin Friedman and Joseph Idy."

""Non-Strategic Asset" means any business of Recoton other than Audio, or any of its Subsidiaries, and Recoton Accessories."

""Permitted Overadvance" means an overadvance of an amount equal to $13,500,000 which shall be permanently reduced, on a weekly basis, by an amount equal to (i) $250,000 beginning on August 26, 2002 and on each Monday thereafter up to and including September 30, 2002, and (ii) $500,000 beginning on October 1, 2002 and on each Monday thereafter until such date when such overadvance is permanently reduced to $0 which shall be no later than January 31, 2003.";

                               (n) Each of the definitions of "InterAct International IPO" and "Interim Inventory Reserves" included in Section 11.1 of the Loan Agreement is hereby deleted in its entirety;

                               (o) Each of the following definitions included in Section 11.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

""Consolidated Tangible Net Worth" means as of any date of determination, the excess, if any, of Consolidated Net Worth less Consolidated Intangibles as at such date subtracting the net write-up or adding back the net write-down since June 30, 2000 in the book value of assets resulting from the revaluations arising out of foreign currency valuations in accordance with GAAP, but excluding from the above calculation any capital gains or capital losses resulting from the sale of any Non-Strategic Assets for the period beginning on August 19, 2002 and ending on June 30, 2003."

""EBITDA" means, for any period, without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued; (c) amortization and depreciation; (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business) and (e) the yield maintenance fee resulting from the repayment of indebtedness on the Closing Date; less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than majority-owned Subsidiaries of Borrowers) in which Borrowers or a majority-owned Subsidiary of Borrowers has an ownership interest except to the extent such income is received by Borrowers or such majority-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business and other than any Non-Strategic Assets for the period beginning on August 19, 2002 and ending on June 30, 2003); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses."

""Required Minimum Excess Availability" means, for any period after July 31, 2002, an amount equal to $6,000,000."

""Requisite Lenders" means Lenders (other than a Defaulting Lender) holding or being responsible for 66.66% or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments of all Lenders which are not Defaulting Lenders. It is understood that for purposes of this definition the Term Loan C Lenders shall not be deemed to be "Lenders" except solely with respect to matters set forth in subsection 9.4(A).";

                               (p) Schedule 4.1(A) of the Loan Agreement is hereby revised to read as set forth in Schedule I attached hereto;

                               (q) Schedule 4.5 of the Loan Agreement is hereby revised to read as set forth in Schedule II attached hereto; and

                               (r) Schedule 7.4(e) of the Loan Agreement is hereby revised to read as set forth in Schedule III attached hereto.

                     Section 3. Budget and Other Reports. (a) By September 9, 2002, the Administrative Borrower shall have delivered to the Administrative Agent a cash flow budget through November 30, 2002, detailing projected sales, collections and disbursements, itemized by categories mutually agreed upon by the Borrowers and the Administrative Agent, in a form acceptable to the Administrative Agent (the "Rolling Cash Flow Budget"). No later than the first Business Day of each succeeding calendar month, the Rolling Cash Flow Budget shall be rolled forward for one additional month. Notwithstanding any provision of the Loan Agreement or any other Loan Document otherwise, the Borrowers shall not make any disbursements or payments during any week except pursuant to such week's portion of the Rolling Cash Flow Budget, as approved by the Administrative Agent (the "Approved Cash Flow Budget"), provided that: (i) each week's portion of the Rolling Cash Flow Budget shall be deemed an Approved Cash Flow Budget for such week, unless and until such time as the Administrative Agent gives the Borrowers written or electronic notice that such budget is not approved; and (ii) disbursements shall be deemed to be made pursuant to the Approved Cash Flow Budget to the extent that the aggregate disbursements for all line items do not exceed the amounts budgeted by more than 10% on a weekly basis; provided, however, that to the extent aggregate disbursements in the weeks prior to any week have been less than 110% of the amount budgeted in any week, such undisbursed amounts shall be carried over and may be disbursed in weeks subsequent to such week, in addition to amounts disbursable pursuant to any Approved Cash Flow Budget for such subsequent week. On a cumulative basis, during any period from the week ending on September 16, 2002, the Borrowers' cash collections shall not be less than 95% of the cash collections projected on the consolidated cash flow projection in the Rolling Cash Flow Budget.

                     (b) Notwithstanding any provision of the Loan Agreement or any other Loan Document otherwise, effective as of September 9, 2002, the Borrowers shall provide the following reports to the Administrative Agent:

                               (i) a daily report with respect to the Borrowing Base in form reasonably acceptable to the Administrative Agent;

                               (ii) no later than 8:00 a.m. (central standard time) each Wednesday, the Borrowers shall provide to the Administrative Agent a comparison of the immediately preceding week's Rolling Cash Flow Budget to actual performance, together with a narrative summary explaining any material variances therefrom (both positive and negative);

                               (iii) no later than 8:00 a.m. (central standard time) every second Wednesday, beginning on September 11, 2002, the Borrowers shall provide to the Administrative Agent: (A) accounts payable aging or other available reports in a form reasonably acceptable to the Administrative Agent; (B) accounts receivable aging or other available reports in a form reasonably acceptable to the Administrative Agent; and (C) a list of any vendors which have placed the Borrowers on cash-in-advance ("CIA") or cash-on-delivery ("COD") terms and a list of any collection actions or other litigation commenced against any of the Borrowers;

                               (iv) no later than 3:00 p.m. (central standard time) each Monday, the Borrowers shall provide the Administrative Agent with a certification by both the Borrowers' chief financial officer and the Financial Advisor (as defined herein) that total disbursements and total receipts in the prior week were in compliance with the budgeting procedures described in Section 3(a) herein.

                     Section 4. Certain Covenants and Agreements of the Borrowers.

                               (a) The Borrowers shall at all times have engaged an independent financial advisor, reasonably satisfactory to the Lenders (the "Financial Advisor").

                               (b) The Financial Committee shall have been established by August 19, 2002 and shall be maintained at all times thereafter. Moreover, at all times each of Recoton's audit committee and compensation and stock option committee shall consist only of directors who are either Independent Directors of Recoton's Board as of the date hereof or Independent Directors subsequently elected by Recoton's shareholders.

                               (c) At the Administrative Agent's request, the Borrowers shall pay the reasonable fees and expenses in connection with the engagement of Richter Consulting, Inc. (the "Consultant") as financial advisor to, and selected by, the Lenders with respect to ongoing monitoring of the Borrowers and their operations; and, in connection therewith, the Consultant shall be provided promptly (i) access to the books and records of the Borrowers and management of the Borrowers and (ii) such other information as the Consultant may request.

                               (d) The Borrowers shall cooperate with the Administrative Agent, the Collateral Agent and their agents and the Consultant, in connection with the financing arrangement extended pursuant to the Loan Agreement. In connection with their obligation to cooperate, the Borrowers shall use their best efforts to furnish the parties described in the previous sentence with such relevant information as they may reasonably request.

                               (e) No later than September 9, 2002, the Borrowers shall deliver to the Administrative Agent a copy of the business plan, in form, detail and substance acceptable to the Administrative Agent (the "Business Plan"), for the Borrowers and their Subsidiaries for the calendar years 2002 and 2003 which Business Plan contemplates in reasonable detail, among other things, the prompt sale of the stock or assets of InterAct International and certain other Non-Strategic Assets.

                               (f) In furtherance of the Business Plan, the Administrative Borrower shall deliver to the Administrative Agent with a copy to each Lender (i) an offering memorandum marketing the sale of InterAct International on or before August 30, 2002, (ii) an executed letter of intent with respect to the sale of InterAct International, in form and substance reasonably acceptable to the Requisite Lenders, on or before September 30, 2002, and (iii) an executed definitive agreement with respect to the sale of InterAct International, in form and substance reasonably acceptable to the Requisite Lenders, on or before October 30, 2002. The Borrowers shall consummate the sale of InterAct International on or before November 30, 2002, or shall otherwise effectuate a reduction of the Commitments by an amount equal to $40,000,000.

                               (g) Recoton in cooperation with the Financial Advisor shall deliver to the Administrative Agent and the Consultant, with a copy to each Lender, a monthly report reflecting in reasonable detail, satisfactory to the Administrative Agent, Recoton's efforts to effectuate the sale of certain Non-Strategic Assets. Immediately upon the consummation of each such sale Recoton shall apply all the Net Proceeds of each such sale in accordance with the provisions of, and in the order set forth in, Section 2.4(B)(6) of the Loan Agreement; provided, however, that by no later than December 31, 2002, Recoton shall effectuate a reduction of the Commitments by an amount not less than $70,000,000 inclusive of all the Net Proceeds of the sales of Non-Strategic Assets applied pursuant to the provisions of Section 2.4(B)(6) of the Loan Agreement and resulting in a permanent reduction of the Commitments and also inclusive of any reduction of the Commitments actually effectuated pursuant to the provisions of Section 4(f) hereof, but exclusive of, and in addition to, any other reductions of the Commitments required by the terms of the Loan Agreement as amended hereby.

                               (h) Notwithstanding any provision of the Loan Agreement otherwise, effective as of the Effective Date (as defined herein), the Borrowers agree that (i) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (ii) no Loans may be converted to LIBOR Loans.

                               (i) Notwithstanding any provision included in Section B of the Reporting Rider to the Loan Agreement to the contrary, the Administrative Borrower shall deliver to the Administrative Agent, not later than January 31, 2003, preliminary financial statements for purposes of enabling the Administrative Agent to determine compliance by the Borrowers and their Subsidiaries with the financial covenants included in the Financial Covenants Rider to the Loan Agreement for the fourth calendar quarter of Fiscal Year 2002.

                               (j) If the Administrative Agent, within a 30-day period following the Effective Date, so requires (such 30-day period can be extended by the Administrative Agent in its sole discretion), the Loan Parties shall pledge 100% of the capital stock or equity interests of any or all of their direct Foreign Subsidiaries and shall deliver to the Administrative Agent, no later than 35 days following receipt by the Loan Parties of the relevant request by the Administrative Agent, definitive documentation evidencing such pledges in form and substance satisfactory to the Administrative Agent.

                               The provisions of this section are in addition to and shall not operate to modify or waive any right or obligation under the Loan Agreement or the other Loan Documents.

                     Section 5. Representations and Warranties. The Loan Parties hereby represent and warrant to each Agent and each Lender that after giving effect to this Agreement:

                               (a) no Default or Event of Default (other than the Existing Defaults and the Expected Defaults that are the subject of this Agreement) has occurred and is continuing on and as of the date hereof;

                               (b) the representations and warranties of the Loan Parties and the other Loan Parties contained in the Loan Agreement and the other Loan Documents (other than to the extent of the Existing Defaults and the Expected Defaults only, any representation and warranty that no Default or Event of Default exists or shall exist as of September 30, 2002, respectively) are true and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a different date; and

                               (c) the execution and delivery by the Loan Parties of this Agreement and the performance by the Loan Parties of all of their respective agreements and obligations under this Agreement and the Loan Agreement as amended hereby, respectively, are within the power and authority of the Loan Parties and have been duly authorized by all necessary action on the part of the Loan Parties, and that the execution and delivery by the Loan Parties, of this Agreement and the performance by each of the transactions contemplated hereby will not contravene any term or condition set forth in any material agreement or instrument to which each is a party or by which each is bound.

                     Section 6. Effectiveness and Conditions Precedent. This Agreement shall become effective as of August 19, 2002 (the "Effective Date"), upon the satisfaction of all of the following conditions precedent:

                               (a) (i) the Lenders shall have executed and delivered a counterpart of this Agreement and received duly executed counterparts of this Agreement from the Borrowers and Guarantors (which aforesaid executions and deliveries may be effected by delivery and receipt by facsimile transmission) and (ii) the Borrowers shall have performed all covenants and agreements required to have been performed as of the Effective Date;

                               (b) the Administrative Borrower shall have paid (and the Administrative Borrower hereby covenants and agrees to pay, subject to and simultaneously with the effectiveness of the applicable provisions of this Agreement) to the Senior Agent and Administrative Agent, for the respective accounts of the Lenders, on a pro rata basis, a non-refundable waiver fee (the "Waiver Fee") in immediately available funds, which shall be equal to 1% (one percent) of the sum of the outstanding Term Loans (other than the Term Loan C) and the Revolving Loan Commitment, or $1,933,750. The Waiver Fee shall have been earned in full as of the Effective Date and shall be paid as follows: (i) 25% (twenty-five percent) of the aggregate amount of the Waiver Fee shall be paid upon the execution of this Agreement; (ii) 25% (twenty-five percent) of the aggregate amount of the Waiver Fee shall be paid on September 30, 2002; (iii) 25% (twenty-five percent) of the aggregate amount of the Waiver Fee shall be paid on October 31, 2002 and (iv) 25% (twenty-five percent) of the aggregate amount of the Waiver Fee shall be paid on November 30, 2002. In addition, the Borrowers shall have paid any and all fees that may have been incurred and deferred under the Waiver, Consent and Amendment No. 5 to the Loan Agreement, dated as of March 29, 2002, among the Borrowers, the Guarantors, certain Lenders and the Administrative Agent;

                               (c) receipt by the Agents of (i) copies of resolutions of any Person executing this Agreement and (ii) signature and incumbency certificates of the officers of the Loan Parties;

                               (d) receipt by the Agents of a favorable opinion of counsel to Loan Parties as to due authorization, execution, and delivery of this Agreement, the enforceability thereof and such other matters as may be reasonably requested by Agents;

                               (e) the Borrowers and/or Recoton, as applicable, and all the holders of the Subordinated Debt shall have entered into agreements reasonably satisfactory to the Administrative Agent providing for the deferral of any and all cash payments with respect to the Subordinated Debt until after January 31, 2003;

                               (f) the Administrative Agent shall have received payment in full of all accrued and unpaid interest due under the Loan Agreement and all fees and expenses due to the Administrative Agent and the Lenders (including the reasonable fees and expenses of its legal counsel) under the Loan Agreement and in connection with this Agreement; and

                               (g) all proceedings in connection with the transactions contemplated by this Agreement and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agents, and the Agents shall have received all such material information and all such counterpart originals or certified or other copies of such documents as the Agents may reasonably request.

                     Section 7. Status of Loan Documents; Additional Representations and Warranties.

                               (a) This Agreement is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly provided hereby, (i) the terms, provisions and conditions of the Loan Documents and (ii) the Liens granted under the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                               (b) No waiver or amendment of any terms or provisions of the Loan Agreement made hereunder shall relieve the Loan Parties from complying with any other term or provision of the Loan Agreement or any other Loan Document.

                               (c) No action taken by any Lender, the Administrative Agent or the Collateral Agent prior to, on or after the date hereof shall constitute a waiver of or modification of any term or condition of any of the Loan Documents, except as specifically set forth herein, or prejudice any rights which the Administrative Agent, the Collateral Agent or any of the Lenders may now have as of the date hereof or may have in the future under or in connection with the Loan Documents, including without limitation all rights and remedies in connection with Defaults, Events of Default and failures of conditions precedent to the making of Loans and the issuance of Lender Letters of Credit that have occurred and are continuing, all of which rights and remedies each Lender, the Administrative Agent and the Collateral Agent hereby expressly reserve.

                               (d) The Loan Parties represent and warrant to each of the other parties hereto that except as heretofore disclosed in writing by the Loan Parties to the Lenders, as of the date hereof, there is no pending or, to the knowledge of the Loan Parties, threatened action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Loan Parties or any property of any of the Loan Parties that is likely to have a Material Adverse Effect.

                     Section 8. Miscellaneous.

                               (a) No Waiver, Cumulative Remedies. No failure or delay or course of dealing on the part of any Agent or any Lender in exercising any right, power or privilege hereunder shall operate as an express or implied waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lenders would otherwise have. No notice to or demand on the Borrowers or Guarantors in any case shall entitle the Borrowers or Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

                               (b) Ratification, Etc. Except as expressly provided for herein, the Loan Agreement and all documents, instruments and agreements related thereto, including but not limited to, the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan Agreement and this Agreement shall be read and construed as a single agreement. This Agreement shall constitute one of the Loan Documents and the obligations of the Borrowers and Guarantors under this Agreement shall constitute Obligations for all purposes of the Loan Documents. All references in the Loan Agreement, the Loan Documents or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

                               (c) Expenses. The Borrowers agree to pay and reimburse the Administrative Agent and Lenders for all of their costs and expenses (including, without limitation, costs and expenses of legal counsel) in connection with this Agreement.

                               (d) Bankruptcy; Insolvency. The Borrowers represent and warrant that, on and as of the date hereof, no proceeding has been filed or commenced by or against the Borrowers for dissolution or liquidation, or by or against the Borrowers voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; nor does there exist insolvency of the Borrowers, nor do the Borrowers fail to pay their debts as they become due in the ordinary course of business (other than in relation to this Agreement or any other Loan Document or with respect to the interest due on the Subordinated Debt); nor has a creditor's committee been appointed for the business of the Borrowers; nor have the Borrowers made an assignment for the benefit of creditors, or filed a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors; nor have the Borrowers applied for or permitted the appointment of a receiver or trustee for any or all of their property, assets or rights; nor are the Borrowers aware of any such receiver or trustee being appointed for any or all of their property, assets or rights; nor has any of the above actions or proceedings whatsoever been commenced by or against any other party liable for the Obligations.

                               (e) Releases. As of the Effective Date, the Borrowers shall be deemed to have released each of the Agents and the Lenders party hereto and their respective officers, directors, employees, agents, attorneys and advisors, from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities of every kind and nature arising from or in any way related to the negotiation, execution, delivery and performance of this Agreement or the transactions contemplated hereby.

                               (f) Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision.

                               (g) Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                               (h) Counterparts. This Agreement may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of Recoton and the Administrative Agent.

                     Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:	RECOTON CORPORATION

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title:   Executive Vice President - Finance

INTERACT ACCESSORIES, INC.
RECOTON AUDIO CORPORATION
AAMP OF FLORIDA, INC.
RECOTON HOME AUDIO, INC.
RECOTON ACCESSORIES, INC.
RECOTON MOBILE ELECTRONICS, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

GUARANTORS:	CHRISTIE DESIGN CORPORATION
RECOTON INTERNATIONAL HOLDINGS, INC.
RECOTON JAPAN, INC.
RECONE, INC.
RECOTON CANADA LTD.
INTERACT CANADA, LTD.
INTERACT INTERNATIONAL, INC.
INTERACT HOLDINGS, INC.
INTERACT TECHNOLOGIES, INC.

By: /s/ Arnold Kezsbom
Name: Arnold Kezsbom
Title: Vice President

LENDERS:	HELLER FINANCIAL, INC.,
individually and as Senior Agent and
Administrative Agent

By:
Name: Hugh E. Wilder
Title:   Senior Vice President

GENERAL ELECTRIC CAPITAL
    CORPORATION, individually and as Collateral
    Agent and Syndication Agent

By: /s/ Hugh E. Wilder
Name: Hugh E. Wilder
Title:   Authorized Signatory

BANK OF AMERICA

By: /s/ John P. Holloway
Name: John P. Holloway
Title:   Senior Vice President

THE CIT GROUP / BUSINESS CREDIT, INC.

By: /s/ Vincent Belcastro
Name: Vincent Belcastro
Title:   Vice President

GUARANTY BUSINESS CREDIT
    CORPORATION

By: /s/ Michael Haddad
Name: Michael Haddad
Title:   President and CEO

FOOTHILL CAPITAL

By: /s/ Robert J. Cambora
Name: Robert J. Cambora
Title:   Senior Vice President

CITIZENS BUSINESS CREDIT

By: /s/ Cyril A. Prince
Name: Cyril A. Prince
Title:   Vice President

FIRSTAR BANK

By: /s/ Tom Fischer
Name: Tom Fischer
Title:   Vice President

WASHINGTON MUTUAL BANK

By: /s/ Terri K. Lins
Name: Terri K. Lins
Title:   Vice President

SIEMENS FINANCIAL SERVICES, INC.

By: /s/ Frank Amodio
Name: Frank Amodio
Title:   Vice President - Credit

GMAC BUSINESS CREDIT LLC

By: /s/.Ken Horwath
Name: Ken Horwath
Title:   Assistant Vice President

U.S. BANK BUSINESS CREDIT

By: /s/ Suzanne Geiger
Name: Suzanne Geiger
Title: Senior Vice President

Schedule I

Schedule 4.1(A)

Capitalization

1.	Recoton Corporation

a)	Authorized Shares: 40,000,000 Common Stock at $0.20 par value; 10,000,000 Preferred Stock

b)	Issued Shares: 13,568,296 (as of 8/6/02)

c)	Treasury Shares: 1,272,532 (as of 8/6/02)

d)	Jurisdiction of Incorporation: New York

2.	Recoton Accessories, Inc.

a)	Authorized Shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

3.	Christie Design Corporation

a)	Authorized Shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

4.	AAMP of Florida Inc., d/b/a AAMP of America, Inc.

a)	Authorized Shares: 200 at $1.00 par value

b)	Issued Shares (Shareholder): 10 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Florida

5.	Recoton Audio Corporation

a)	Authorized Shares: 3,000 at $0.01 par value

b)	Issued Shares (Shareholder): 10 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

e)	Subsidiaries:

i)	Recoton Mobile Electronics, Inc.

a)	Authorized Shares: 3,000 n.p.v.

b)	Issued Shares (Shareholder): 10 (Recoton Audio Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

ii)	Recoton Home Audio, Inc.

a)	Authorized Shares: 1,000 at no par value

b)	Issued Shares (Shareholder): 100 (Recoton Audio Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: California

iii)	ReCone, Inc.

a)	Authorized Shares: 40,000 at $1.00 par value

b)	Issued Shares (Shareholder): 20,000 Series A (Recoton Audio Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

6.	Recoton International Holdings, Inc.

a)	Authorized Shares: 3,000

b)	Issued Shares (Shareholder): 1,000 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Delaware

e)	Subsidiaries:

i)	Recoton Japan, Inc.

a)	Authorized Shares: 1,000

b)	Issued Shares (Shareholder): 100 (Recoton International Holdings, Inc.)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Illinois

ii)	Recoton German Holdings GmbH

a)	Authorized Shares:

b)	Issued Shares (Shareholder): 200,000 DM divided into two share interests of 50,000 DM and 150,000 DM (Recoton International Holdings, Inc.)

c)	Treasury Shares: NA

d)	Jurisdiction of Incorporation: Germany

e)	Subsidiaries:

(1)	Magnat Audio-Produkte GmbH

a)	Authorized Shares:

b)	Issued Shares (Shareholder): 50,000 DM (Recoton German Holdings GmbH)

c)	Treasury Shares: NA

d)	Jurisdiction of Incorporation: Germany

(2)	Mac Audio Electronic GmbH

a)	Partners (Percentage Interest): Magnat Audio-Produkte GmbH (99.569%) and HECO Audio Produckte GmbH (0.431%)

b)	Jurisdiction of Formation: Germany

(3)	HECO Audio-Produkte GmbH

a)	Authorized Shares:

b)	Issued Shares (Shareholder): 50,000 DM (Recoton German Holdings GmbH)

c)	Treasury Shares: NA

d)	Jurisdiction of Incorporation: Germany

(4)	Recoton Audio Produkte GmbH

a)	Authorized Shares:

b)	Issued Shares (Shareholder): 25,000? (Recoton German Holdings, GmbH)

c)	Treasury Shares: NA

d)	Jurisdiction of Incorporation: Germany

(iii)	Recoton Italia s.r.l.

a)	Authorized Shares:

b)	Issued Shares (Shareholder): Lt 3,934,813,000 (Recoton International Holdings, Inc.)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Italy

7.	Recoton (UK) Limited

a)	Authorized shares: 35,570,714 ordinary shares at(pound)0.10 each

b)	Issued Shares (Shareholder): 35,569,914 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: United Kingdom

e)	Subsidiaries:

i)	Ross Consumer Products (H.K.)

a)	Authorized shares:

b)	Issued Shares (Shareholder): 1000 (998 in name of Recoton (UK) Limited; 2 in name of nominee)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

8.	Tambalan Limited

a)	Authorized shares: 1,000 ordinary shares at(pound)1.00 each

b)	Issued Shares (Shareholder): 2 (Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: United Kingdom

9.	InterAct International, Inc. ("III"):

a)	Authorized Shares: 51,000,000 at $0.001 par value

b)	Issued Shares (Stockholder): 45,000,000 (Recoton Corporation) with options to three employees to acquire 4,500,000 shares, exercisable at $1 per share (subject to standard adjustments), and vesting 40% at grant and 20% in each of 2002, 2003 and 2004, with options on an additional 1,125,000 shares vesting in 2009 with such vesting accelerating to 2005 if certain criteria are met. The optionees would have under certain circumstances the right to put shares acquired upon exercise of such options to Recoton Corporation six months after exercise if III has not consummated a public offering of its stock by December 31, 2003. Such option would expire on the earlier of six months and one day after exercising the options or June 30, 2004. The price which Recoton would pay upon exercise of such put would be the lesser of the fair market value of such shares based on book value at the time of the put or 15% of the cumulative net after-tax profits of the STD/InterAct companies (as defined) for 2001, 2002 and 2003. Recoton has the right to pay for such shares by issuing Recoton stock. Recoton/III may lend money to the optionees to exercise the options in a cashless transaction.

c)	Subsidiaries:

i)	InterAct Holdings, Inc. ("IHI")

a)	Authorized shares: 3,000 at $0.01 par value

b)	Issued Shares (Stockholder): 10 (III)

c)	Jurisdiction of Incorporation: Delaware

ii)	InterAct Technologies, Inc. ("ITI")

a)	Authorized shares: 3,000 at $0.01 par value

b)	Issued Shares (Stockholder): 10 (III)

c)	Jurisdiction of Incorporation: Delaware

iii)	InterAct Accessories, Inc.,

a)	Authorized shares: 3,000 at $0.01 par value

b)	Issued Shares (Stockholder): 10 (IHI)

c)	Jurisdiction of Incorporation: Delaware

iv)	STD Technology Holding, Ltd.

a)	Authorized capital: 10,000 shares at HK$1.00 each

b)	Issued Shares (Stockholder): ITI (999 shares) and Stephen Chu (being changed to Recoton (Far East) Ltd.) as nominee for ITI (1 share)

c)	Jurisdiction of Incorporation: Hong Kong

v)	STD Technology (Shenzhen) Limited

a)	Authorized capital:

b)	Issued Shares (Stockholder): STD Technology Holding, Ltd.

c)	Jurisdiction of Incorporation: People's Republic of China

vi)	InterAct Canada, Inc.

a)	Authorized capital: unlimited

b)	Issued Shares (Stockholder): 1 (AFLE & Co, as record nominee for Heller Financial, Inc. holding pursuant to pledge by IHI)

c)	Jurisdiction of Incorporation: Ontario

vii)	Recoton (Far East) Limited

a)	Authorized shares: 1,000 at HK$10 per share

b)	Issued Shares (Stockholder): IHI (999 shares) and Robert Borchardt as nominee for IHI (1 share) (as of July 2, 2001; previously shares owned by or for the benefit of Recoton Corporation)

c)	Jurisdiction of Incorporation: Hong Kong

viii)	STD Holding Limited

a)	Authorized capital: HK$27,733,340 (divided into 7 ordinary shares and 27,733,333 non-voting deferred shares at HK$1.00 per share)

b)	Issued Shares (Stockholder): RFE and a beneficial holder holding for RFE

c)	Jurisdiction of Incorporation: Hong Kong

d)	Subsidiaries:

(1)	STD Electronic International Limited

a)	Authorized Shares: 1,750,000 at HK$1.00 per share

b)	Issued Shares (Shareholder): 1,750,000 (STD Holding Limited owns of record 1,749,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

(2)	STD Manufacturing Limited

a)	Authorized Shares: 40,000 at HK$100.00 per share

b)	Issued Shares (Shareholder): 40,000 (STD Holding Limited owns 39,999 shares and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

(3)	Eversmart Management Limited

a)	Authorized Shares: 10,000 at HK$1.00 per share

b)	Issued Shares (Shareholder): 2 (STD Holding Limited owns 1 share and 1 share is owned by Recoton (Far East) Limited, as nominee for STD Holding Limited)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

(4)	STD Industrial (Shenzhen) Limited

a)	Total Investment Amount: US$7,000,000

b)	Registered Capital: US$5,000,000

c)	Treasury Shares: NA

d)	Jurisdiction of Incorporation: People's Republic of China

10.	Recoton Canada Ltd.

a)	Authorized Shares: unrestricted

b)	Issued Shares: 400,440 (AFLE & Co, as record nominee for Heller Financial, Inc. holding pursuant to pledge by Recoton)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Ontario

11.	Recoton (Hong Kong) Limited

a)	Authorized Shares: 1,000

b)	Issued Shares: 1,000 (999 shares have been issued to Recoton Corporation and one share has been issued to Robert L. Borchardt to hold for the benefit of Recoton Corporation)

c)	Treasury Shares: None

d)	Jurisdiction of Incorporation: Hong Kong

Schedule II

Schedule 4.5

Real Estate
(after completion of the InterAct Restructuring
and the Non-InterAct Restructuring)

Entity                        Address/City/State/Zip                  County
------                        ----------------------                  ------

Unless otherwise noted, all locations are leased. If an asterisk appears after an address, that indicates that the company is not an official lessee of such space but merely uses space owned by another Recoton company (which allocates a portion of its rental or other costs to the indicated company)

Recoton Corporation           2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746 (owned)

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL 32746 (owned)

                              451 Hampton Crest #303B                 Seminole
                              Heathrow, FL  32746
                              (condo - owned)

                              451 Hampton Crest #305B                 Seminole
                              Heathrow, FL  32746
                              (condo - owned)

                              451 Hampton Crest, # 307B               Seminole
                              Heathrow, FL 32746
                              (condo - rented)

                              459 Hampton Crest #305C                 Seminole
                              Heathrow, FL  32746
                              (condo - owned)

                              145 E. 57th Street, 10th Floor          New York
                              New York, New York 10022

                              c/o Unlimited Supplies                  Nassau
                              61 Tec Street
                              Hicksville, NY 11801

                              Recoton Electronics Outlet              Maricopa
                              Arizona Mills
                              5000 Arizona Mills Circle
                              Tempe, AZ 85203

Recoton Accessories, Inc.     2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746 *

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL 32746 *

                              840 Hinckley, Suite 111                 San Mateo
                              Burlingame, CA 94010*

                              c/o Unlimited Supplies                  Nassau
                              61 Tec Street
                              Hicksville, NY 11801*

                              Recoton Electronics Outlet              Maricopa
                              Arizona Mills
                              5000 Arizona Mills Circle
                              Tempe, AZ 85203*

                              531 Stone Road                          Solano
                              Benecia, CA 94510*

                              145 E. 57th Street, 10th Floor          New York
                              New York, New York 10022*

Christie Design Corporation   2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746*

InterAct Accessories, Inc.    335 Clubhouse Lane                      Baltimore
                              Baltimore, MD 21031

                              2950 Lake Emma Road                     Seminole
                              Lake Mary, FL  32746*

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL  32746*

                              Lakefront III                           Baltimore
                              156 Lakefront Drive
                              Hunt Valley, MD 21030

                              Bank of North Texas Building            Tarrant
                              8701 Bedford Euless Road
                              Hurst, TX

                              2000-2002 E. Lake Mary Blvd.            Seminole
                              Sanford, FL 32773
                              (Warehouse)

                              1510 140th Avenue, NE, Suite 202        King
                              Bellevue, WA 98005

AAMP of Florida, Inc.         13160 56th Court, Suite 508             Pinellas
                              Clearwater, FL 33760

                              3041 E. Cherry Street                   Greene
                              Springfield, MO 65802

                              542 South Cavalier                      Greene
                              Springfield, MO 65802

                              605 Glendale Avenue, Suite 103A         Washoe
                              Sparks, NV 89421

                              750 Freeport Blvd., Units 105 & 106     Washoe
                              Sparks, NV 89431

                              7616 Miramar Road                       San Diego
                              San Diego, CA 92121

Recoton Audio Corporation     2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746*

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL 32746*

                              43000 West Nine Mile Road               Oakland
                              Suite 212
                              Novi, MI 48375

Recoton Mobile Electronics,   2950 Lake Emma Road                     Seminole
  Inc.                        Lake Mary, FL 32746*

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL 32746*

                              43000 West Nine Mile Road               Oakland
                              Suite 212
                              Novi, MI 48375*

ReCone, Inc.                  2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746*

Recoton Home Audio, Inc.      527 Stone Road                          Solano
                              Benicia, CA 94510

                              Rain Tree Business Center               Benton
                              902A South Walton Blvd.
                              Suite 8
                              Bentonville, Arkansas 72712

                              2950 Lake Emma Road                     Seminole
                              Lake Mary, FL 32746*

                              1090 Emma Oaks Trail                    Seminole
                              Lake Mary, FL 32746*

Recoton International         2950 Lake Emma Road                     Seminole
  Holdings, Inc.              Lake Mary, FL 32746*

Recoton Japan, Inc.           Sunahara Bldg, 5th Floor                NA
                              No. 1-21-13 Takadanobaba
                              Shinjuki-ku, Tokyo 169 JAPAN

                              Dairoku Yamichi Bldg. - 1F              NA
                              2-5-2 Hibarigoaka-Kita Hoya
                              Shi Tokyo, 2020 Japan

Recoton Canada Ltd.           680 Granite Court                       NA
                              Pickering, Ontario L1W 3J5
                              Canada

                              1800 Ironstone Manor                    NA
                              Pickering, Ontario LIW3J9
                              Canada

InterAct Canada, Ltd.         680 Granite Court*                      NA
                              Pickering, Ontario L1W 3J5
                              Canada

Schedule III

Schedule 7.4(e)

Investment

1.           With respect to AAMP of Florida, Inc., Recoton Canada Ltd., Christie Design Corporation, Recoton European Holdings, Inc. (renamed Recoton International Holdings, Inc.), Recoton German Holdings GmbH, InterAct International, Inc., Recoton Italia, s.r.l., Recoton Japan Inc., Recoton (Far East), Ltd., Recoton Corporation (d/b/a Recoton Mobile Electronics), STD Holding Ltd., and Recoton (UK) Limited, see attached.

2.           With respect to InterAct Canada, Ltd., InterAct Holdings, Inc., InterAct Technologies, Inc., Recoton (Hong Kong) Limited, Recoton Accessories, Inc. and Recoton Mobile Electronics, Inc., see attachment hereto.

3.           Investments in other subsidiaries as they exist as of the date hereof cannot be separately determined at this time.